CREDIT NOTE

$1,000,000                                                         May 28, 1999
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         FOR VALUE RECEIVED, AZUREL LTD. ("Maker") promises to pay to the order of TADEO HOLDINGS, INC., or its successors or assigns, together with any other holder hereof ("Holder" or "Bank"), at _______________, New York _____, or such other place as Holder may from time to time designate in writing, in lawful money of the United States of America, the aggregate unpaid principal amount of One Million Dollars ($1,000,000), plus accrued interest and any applicable costs or charges, as follows:

         1)       Payments.

                  (a) Monthly payments of accrued interest shall be due and payable on the first day of the first month after the date hereof and on the first day of every month thereafter until this Note is paid in full.

                  (b) Maker shall have no obligation to repay any outstanding principal balance hereof prior to the Maturity Date, as hereinafter defined, unless acceleration is made by Holder pursuant to the provisions of this Note or the Credit Agreement or the Pledge Security Agreement, each dated the date hereof, between Maker and Bank (collectively the "Credit and Security Agreements") whereupon the entire outstanding principal balance shall be paid

                  (c) All principal and accrued interest hereunder shall be paid in full on that date which is two calendar years after the date of this instrument, or if not a business day, on the next succeeding business day (the "Maturity Date").

         2) Interest. This Note shall bear interest computed daily on the outstanding principal balance on the basis of a 360 day year, at a rate equal to eight percent (8%) per annum, but in no event shall the interest rate be greater than the maximum rate of interest allowed to be contracted by applicable law.

         3) This Note may be prepaid in whole or in part any time without premium or penalty. Any payment or prepayment hereunder shall be applied first to unpaid costs of collection and late charges, if any, then to accrued and unpaid interest and the balance, if any, to principal.

         4) After maturity or acceleration, this Note shall bear interest at the Default Interest Rate herein until paid in full. The "Default Interest Rate" shall be the lesser of (i) five percent (5%) over the interest rate in effect immediately prior to default and (ii) the Maximum Rate. Any judgment hereon awarded to Holder shall bear interest at the highest allowable rate until paid.

         5) Maker shall pay a late charge of two percent (2%) of any required payment of principal or interest on this Note which is not received by Holder within ten (10) days of when


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such payment is due. The parties agree that this charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty.

         This Note is executed pursuant to the Credit Agreement of even date and is subject to all of the terms and conditions thereof, including the Events of Default therein, provided that the terms of this Note shall apply in the event of an inconsistency between the terms of the Credit Agreement and this Note. This Note is secured pursuant to the terms of the Pledge Security Agreement of even date.

         In no event shall Maker be obligated to pay interest or payments in the nature of interest in excess of the maximum rate of interest permitted by law ("Maximum Rate"). Any interest in excess of the Maximum Rate paid by Maker ("excess sum") shall be credited as a payment of principal, or if Maker so request in writing, returned to Maker, or, if the indebtedness and other obligations evidenced by this Note have been paid in full, returned to Maker together with interest at the same rate as was paid by Maker during such period. Any excess sum credited to principal shall be credited as of the date paid to Holder, it being the intent of Holder to conform strictly to the limitations of applicable laws governing the charging of interest.

         In the event that this Note should be found not to be a negotiable instrument, the parties hereto acknowledge and agree that Article 3 of the Uniform Commercial Code, as now or hereafter in effect in the State of New York, nevertheless sets forth the respective contracts, warranties, rights and obligations of Holder and of Maker and any other person liable for payment hereof, except to the extent that there can be no holder in due course hereof.

         Maker hereby (a) expressly waives any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consents that Holder may, from time to time and without notice or demand, (i) extend, rearrange, renew or postpone any or all payments and/or
(ii) release, exchange, add to or substitute all or any part of any collateral for this Note; and (c) agrees that Holder, in order to enforce payment of this Note, shall not be required first to institute any suit or to exhaust any of its remedies against Maker or to attempt to realize on any collateral for this Note.

         In the event that this Note is collected by legal action, or otherwise with the advice of attorneys at law, Maker hereby agrees to pay all costs of collection including reasonable attorneys' fees and expenses, whether or not suit is brought, and whether incurred in connection with legal advice, collection, trial, appeal, bankruptcy or other creditors' proceedings.

         Holder may accept partial payments or payments marked "payment in full" or "in satisfaction" or words to similar effect at any time. Acceptance of such payments shall not affect or vary the duty of Maker to pay all obligations when due hereunder, and shall not affect or impair the right of Holder to pursue all remedies available to it hereunder, or under any of the other agreements securing or guaranteeing payment hereof.

         The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including

                                     - 2 -

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specifically any failure to exercise or forbearance in the exercise of any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         MAKER BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE OR TO THE CREDIT AND SECURITY AGREEMENTS, OR OTHER LOAN DOCUMENT. MAKER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT, IN EITHER CASE LOCATED IN NEW YORK COUNTY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER'S EXTENDING CREDIT TO MAKER AND NO WAIVER OF LIMITATION OF HOLDER'S RIGHTS UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON HOLDER'S BEHALF.

         Maker acknowledges that the above paragraph has been expressly bargained for by Holder as part of the loan evidenced hereby and that, but for Maker's agreement, Holder would not have extended the loan for the term and with the interest rate provided herein.

         IN WITNESS WHEREOF, Maker has executed this Note on the day and year first above written.

                                               By: /S/GERARD SEMHON
                                               Its: CHAIRMAN